Exhibit 10.9
TRANSITION AND SEPARATION AGREEMENT
This Transition and Separation Agreement (the “ Transition Agreement”) by and between David P. Rosenbaum, Ph.D (“Employee”) and Ardelyx, Inc. (the “Company”), is made effective as of the date Employee signs this Transition Agreement (the “Effective Date”) with reference to the following facts:
A. Employee currently serves as the Company’s Head of Drug Discovery and Early Development.
B. Employee and the Company entered into a Second Amended and Restated Change in Control Agreement effective as of May 7, 2018, as further amended by Amendment Number One thereto on December 1, 2021 (the “Prior Agreement”).
C. Employee and the Company want to provide for a smooth transition and end their relationship amicably and also to establish the obligations of the parties including, without limitation, all amounts due and owing to Employee.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:
1.Resignation Date. Employee acknowledges and agrees that his status as an employee of the Company will end as the earlier of (a) December 31, 2025 (the “Planned Resignation Date”), and (b) the date Employee takes any action that constitutes Cause (as defined in the Agreement”) (such earlier date, the “Resignation Date”).
2. 2025 Bonus. Employee shall be eligible to participate in the 2025 corporate bonus plan with a target bonus of forty-five percent (45%), and with twenty percent (20%) of the amount of his 2025 corporate bonus determined by his personal performance during 2025, and eighty percent (80%) of the amount of his 2025 bonus based upon the achievement of the Company Corporate Goals for 2025. Employee’s corporate bonus shall be paid at the time all corporate bonuses are paid to employees in 2026.
3.Payments and Benefits. The Company hereby agrees to provide the benefits described in this Section 3 to the Employee; subject to (i) the Resignation Date occurring on the Planned Resignation Date, (ii) Employee diligently and professionally executing and continuing to execute throughout the payment period described in Section 3(a) below, his obligations and responsibilities under this Agreement, (iii) Employee delivering to the Company a General Release of Claims substantially in the form attached hereto as Exhibit A (the “Release of Claims”) on or within twenty-one (21) days following the Resignation Date that becomes effective and irrevocable at the end of the seven (7)-day period immediately following his execution of the Release of Claims (the “Revocation Period”), and (iv) Employee’s performance of his continuing obligations the Proprietary Information and Inventions Assignment Agreement entered into between Employee and the Company (the “Confidential Information Agreement”).
(a) Salary Continuation. The Company will continue to pay Employee his base salary at the rate in effect immediately prior to the Resignation Date for the nine (9) month period commencing on January 1, 2026, such payments to be made in accordance with the Company’s regular payroll practices, provided, that the first such payment shall be made on the first payroll date that is at least five (5) business days after the Effective Date of the Release of Claims and, if the Effective Date is after January 15, 2026, inclusive of any payments that would have been made had the Effective Date occurred on January 1, 2026 (collectively, the “Payments”). Each Payment shall be subject to authorized payroll deductions and required tax withholding.
(b) COBRA Reimbursement. Provided that Employee timely elects to receive continued healthcare coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable state law (collectively referred to as “COBRA”), the Company will pay COBRA premiums otherwise required to be paid by Employee through the earlier of (i) the first twelve months following the Resignation Date, or (ii) the date upon which Employee and Employee’s covered dependents, if any, become eligible for healthcare coverage under another employer’s plan(s). Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Section 409A of the Code under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to continue to cover Employee under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company subsidy shall thereafter be paid to Employee in substantially equal monthly installments. After the Company ceases to pay premiums pursuant to this Section 3(b), Employee may, if eligible, elect to continue healthcare coverage at Employee’s expense in accordance the provisions of COBRA.
4.Final Paycheck; Payment of Accrued Wages and Expenses.
(a) Final Paycheck. On, or before the Resignation Date, the Company will pay Employee all accrued but unpaid base salary through the Resignation Date, subject to standard payroll deductions and withholding. Employee is entitled to these payments regardless of whether Employee executes this Transition Agreement or a Release of Claims.
(b)  Business Expenses. The Company shall reimburse Employee for all outstanding expenses incurred prior to the Resignation Date which are consistent with the Company’s policies in effect from time to time with respect to travel and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses Employee is entitled to these payments regardless of whether Employee executes this Transition Agreement or a Release of Claims.
5.Advisory Services and Equity Awards.
(a) Advisory Services. Provided that the Resignation Date occurs on the Planned Resignation Date, then during the period from the Resignation Date through the earliest of (a) six months following the Resignation Date, (b) the date Employee ceases to provide, or to be available to provide, the Advisory Services, or (c) the date Employee takes any action that constitutes Cause under the Prior Agreement (the “Advisory Period”), the Employee agrees to perform for and at the request of the Company advisory and transition services as and when specifically requested by the Company (“Advisory Services”). Employee will be paid at the rate of $500.00 per hour for all Advisory Services requested in writing by the Company and provided and documented in accordance with its policies. The Company will reimburse Employee for reasonable expenses incurred by Employee in providing the Advisory Services at the written request of the Company, and will provide the Company an invoice describing the Advisory Service fee earned and expenses incurred.
(b) Equity Awards. Employee’s outstanding equity awards, including stock options and restricted stock units, will continue to vest in accordance with their terms during the Advisory Period. The Company will pay any undisputed invoiced amounts within thirty (30) days of the receipt of the invoice. The Advisory Services provided shall be provided in accordance with and subject to the terms of the Confidentiality Agreement, provided, that any reference therein to “employment” or terms of similar effect shall be deemed to include the Advisory Services. Employee shall until the later of (a) a period of ninety (90) days following the end of the Advisory Period, or (b) February 28, 2026 to exercise any stock options that are vested but unexercised at the end of the Advisory Period.
6.Full Payment. Employee acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Employee as a result of his services to the Company and the termination thereof. Employee further acknowledges that, other than the Confidential Information Agreement and the agreements evidencing Employee’s equity awards (as deemed amended under Section 5), this Transition Agreement shall supersede each agreement entered into between Employee and the Company regarding Employee’s employment, including, without limitation, the Prior Agreement and any offer letter, or employment agreement, and each such agreement other than the agreements evidencing Employee’s equity awards (as deemed amended under Section 5) and the Confidential Information Agreement shall be deemed terminated and of no further effect as of the Resignation Date.
7.Employee’s Release of the Company. Employee agrees that the consideration set forth in this Transition Agreement represents settlement in full of all outstanding obligations owed to Employee by the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”).

(a) Employee, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Release, including, without limitation:
(i) any and all claims relating to or arising from Employee’s employment relationship with Company and the termination of that relationship;
(ii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(iii) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; Massachusetts Fair Employment Practices Law, Mass. Gen. Laws ch. 151B, §1 et seq.; Massachusetts Sexual Harassment Law, Mass. Gen. Laws ch. 214, §1C; Massachusetts Equal Pay Law, Mass. Gen. Laws ch. 149, §105A-C; Massachusetts Family and Medical Leave Law, Mass. Gen. Laws ch. 149, §52D; and Massachusetts WARN Laws, Mass. Gen. Laws ch. 149, §182 and Mass. Gen. Laws ch. 151A, §71A-G;
(iv) any and all claims for violation of the federal or any state constitution;
(v) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(vi) any claim for breach of contract or breach of the implied covenant of good faith and fair dealing; and
(vii) any and all claims for attorneys’ fees and costs.
(b) Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Transition Agreement or the Option Agreements. This release does not release claims or rights that cannot be released as a matter of law, and Employee’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Employee does release his right to obtain damages for any such claims. This release does not release claims or rights that Employee may have as a shareholder of the Company or for vested benefits under any benefit plan or to continued participation in any such plan pursuant to the terms thereof or applicable law.
8.Non-Disparagement; Transfer of Company Property.
(a) Non-Disparagement. Employee agrees that he shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately. Employee specifically agrees that a breach of this Section 8(a) shall result in the loss of the benefits described in Section 3 above.

(b) Transfer of Company Property. Within ten (10) business days of after the end of the Advisory Period, Employee shall turn over to the Company all files, memoranda, records, and other documents, and any other physical or personal property which are the property of the Company and which he has in his possession, custody or control at such date, including without limitation, his Company issued laptop computer; provided, however, that should the Company provide Employee with a written request to accelerate the obligations under this Section 8(b) to a date prior to the end of the Advisory Period, Employee shall comply with the Company’s request.
9.Confidentiality; Non-Solicitation.
(a) Confidentiality.
(i) Employee shall not directly or indirectly disclose or make available to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, any Confidential Information (as defined below). Within ten (10) business days of the Resignation Date, all Confidential Information in Employee’s possession that is in written or other tangible form (together with all copies or duplicates thereof, including computer files) shall be returned to the Company and shall not be retained by Employee or furnished to any third party, in any form except as provided herein; provided, however, that Employee shall not be obligated to treat as confidential, or return to the Company copies of any Confidential Information that (A) was publicly known at the time of disclosure to Employee, or (B) becomes publicly known or available thereafter other than by any means in violation of this Agreement, the Confidential Information Agreement or any other duty owed to the Company by any person or entity. For purposes of this Agreement, the term “Confidential Information” shall mean information, business, financial, commercial, technical data, know-how or trade secrets disclosed to Employee or known by Employee as a consequence of or through his relationship with the Company, relating to products, developments, inventions, processes, techniques, chemical structures, finances, business plans or regulatory strategies of the Company and its affiliates. In addition, for the avoidance of doubt, Employee shall continue to be subject to the Confidential Information Agreement.
(ii) For the avoidance of doubt, nothing in this Transition Agreement will be construed to prohibit Employee from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation; provided, however, that Employee may not disclose information of the Company or any of its affiliates that is protected by the attorney-client privilege, except as otherwise required by law. Employee does not need the prior authorization of the Company to make any such reports or disclosures, and Employee is not required to notify the Company that he has made such reports or disclosures. Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in this Agreement: (A) Employee shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (x) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (y) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (B) if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney, and may use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
(b) Non-Solicitation. In addition to Employee’s obligations under the Confidential Information Agreement, Employee shall not for a period of one (1) year following Employee’s termination of employment for any reason, either on Employee’s own account or jointly with or as a manager, agent, officer, employee, consultant, partner, joint venturer, owner or stockholder or otherwise on behalf of any other person, firm or corporation, directly or indirectly solicit or attempt to solicit away from the Company any of its officers or employees or offer employment to any person who is an officer or employee of the Company; provided, however, that a general advertisement to which an employee of the Company responds shall in no event be deemed to result in a breach of this Section 9(b). Employee also agrees not to harass or disparage the Company or its employees, clients, directors or agents. If it is determined by a court of competent jurisdiction in any state that any restriction in this Section 9(b) is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.
10.Employee Representations. Employee warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Employee, such a complaint, charge or lawsuit has been filed on his behalf, he will use reasonable best efforts to immediately cause it to be withdrawn and dismissed, and (b) he has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, and (c) he has received the Company’s Insider Trading Compliance Policy and agrees to continue to abide by all applicable terms therein, including specifically, Section IV (C) which states, “With the exception of the preclearance requirement, the insider trading laws continue to apply to all transactions in the Company’s securities even after termination of service of service to the Company. If an individual is in the possession of material non-public information when his or her service terminates, that individual may not trade in the Company’s securities until that information has become public or is no longer material.”
11.No Assignment by Employee. Employee warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Employee might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise. If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Employee, Employee agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs. In the event of Employee’s death, this Transition Agreement shall inure to the benefit of Employee and Employee’s executors, administrators, heirs, distributees, devisees, and legatees. None of Employee’s rights or obligations may be assigned or transferred by Employee, other than Employee’s rights to payments hereunder, which may be transferred only upon Employee’s death by will or operation of law.
12.Governing Law. This Transition Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the Commonwealth of Massachusetts or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than Massachusetts.
13.Miscellaneous. This Transition Agreement may be modified only in writing, and such writing must be signed by both parties and recited that it is intended to modify this Transition Agreement. This Transition Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.
14.Company Assignment and Successors. The Company shall assign its rights and obligations under this Transition Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise). This Transition Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.
15.Maintaining Confidential Information. Employee reaffirms his obligations under the Confidential Information Agreement, which shall be in addition to, and not in lieu of, Employee’s obligations under Section 9 hereof. Employee acknowledges and agrees that the payments and benefits provided in Section 3 above shall be subject to Employee’s continued compliance with Employee’s obligations under the Confidential Information Agreement.
16.Employee’s Cooperation. Employee shall use reasonable efforts to cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Employee’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Employee’s possession during his employment); provided, however, that any such request by the Company shall not be unduly burdensome or interfere with Employee’s personal schedule or ability to engage in gainful employment, consulting or other work, and the Company shall pay, upon invoicing by Employee, all reasonably incurred fees for his time in so cooperating (which shall not exceed one thousand dollars ($1,000) per eight hour day), and reimburse Employee for his actual, reasonable, out-of-pocket expenses (including without limitation, any and all reasonable attorney’s fees and costs) incurred in connection with providing any such cooperation.

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: 11/05/2025		/s/ David Rosenbaum
David P. Rosenbaum, Ph.D.

ARDELYX, INC.

DATED: 11/04/2025	By:	/s/ Mike Raab
Mike Raab, President & CEO

EXHIBIT A
GENERAL RELEASE OF CLAIMS
This General Release of Claims (“Release”) is entered into as of , between David P. Rosenbaum, Ph.D. (“Employee”) and Ardelyx, Inc. (the “Company”) (collectively referred to herein as the “Parties”), effective the eighth (8th) day after Employee’s signature hereto (the “Effective Date”), unless Employee revokes his acceptance of this Release as provided in Paragraph 1(c) below.
1.Employee’s Release of the Company.
(a) Employee, on his own behalf and on behalf of his family members, heirs, executors, administrators, agents, and assigns, hereby and forever releases the Company and its current and former officers, directors, employees, agents, investors, attorneys, affiliates, divisions, and subsidiaries, and predecessor and successor corporations and assigns (the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Release, including, without limitation:
(i) any and all claims relating to or arising from Employee’s employment relationship with Company and the termination of that relationship;
(ii) any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;
(iii) any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967 (the “ADEA”); the Older Workers Benefit Protection Act; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act, except as prohibited by law; the Sarbanes-Oxley Act of 2002, except as prohibited by law; the Uniformed Services Employment and Reemployment Rights Act; Massachusetts Fair Employment Practices Law, Mass. Gen. Laws ch. 151B, §1 et seq.; Massachusetts Sexual Harassment Law, Mass. Gen. Laws ch. 214, §1C; Massachusetts Equal Pay Law, Mass. Gen. Laws ch. 149, §105A-C; Massachusetts Family and Medical Leave Law, Mass. Gen. Laws ch. 149, §52D; and Massachusetts WARN Laws, Mass. Gen. Laws ch. 149, §182 and Mass. Gen. Laws ch. 151A, §71A-G;
(iv) any and all claims for violation of the federal or any state constitution;
(v) any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;
(vi) any claim for any loss, cost, damage or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Employee as a result of the Transition and Separation Agreement entered into between the Parties as of [________], 2025 (the “Transition and Separation Agreement”).
(vii) any claim for breach of contract or breach of the implied covenant of good faith and fair dealing; and
(viii) any and all claims for attorneys’ fees and costs.

(b) Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under the Transition and Separation Agreement and the agreements evidencing Employee’s equity awards (as deemed amended by the Transition and Separation Agreement). This release does not release claims or rights that cannot be released as a matter of law, including, but not limited to, Employee’s right to bring to the attention of the Equal Employment Opportunity Commission or California Department of Fair Employment and Housing claims of discrimination, harassment or retaliation; provided, however, that Employee does release his right to obtain damages for any such claims. This release does not release claims or rights that Employee may have as a shareholder of the Company or for vested benefits under any benefit plan or to continued participation in any such plan pursuant to the terms thereof or applicable law.
(c) Acknowledgment of Waiver of Claims under ADEA. Employee acknowledges that he is waiving and releasing any rights he may have under the ADEA, and that the waiver and release set forth in this Release is knowing and voluntary. Employee acknowledges that the waiver and release set forth in this Release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Release. Employee acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that he has been advised by this writing that: (i) he should consult with an attorney prior to executing this Release; (ii) he has twenty-one (21) days within which to consider this Release; (iii) he has seven (7) days following his execution of this Release to revoke this Release; (iv) this Release shall not be effective until after the revocation period has expired and Employee will not receive the Payments and other benefits provided by Section 3, nor the benefits described in Section 6 relating to the continued and/or accelerated vesting of stock options and restricted stock unit awards during the Vesting Period (as defined in the Transition and Separation Agreement) unless and until the revocation period has expired; and (v) nothing in this Release prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of the waiver and release set forth in this Release under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Release and returns it to the Company’s General Counsel in less than the 21-day period identified above, Employee hereby acknowledges that he has freely and voluntarily chosen to waive the time period allotted for considering this Release. To revoke his acceptance of this Release, Employee must contact the Company’s General Counsel by email at egrammer@ardelyx.com no later than 5 p.m. ET on the 7th day following Employee’s signature of this Release.
2.Employee Representations. Employee represents and warrants that:
(a) To Employee’s knowledge, Employee has returned to the Company all Company property in Employee’s possession and if he discovers additional Company property in his possession he will promptly return it to the Company;
(b) Except as Employee has informed the Company in writing, Employee is not owed wages, commissions, bonuses or other compensation, other than any payments and benefits that become due under Section 3 and 6 of the Transition and Separation Agreement;
(c) During the course of Employee’s employment Employee did not sustain any injuries for which Employee might be entitled to compensation pursuant to worker’s compensation law or Employee has disclosed any injuries of which he is currently, reasonably aware for which he might be entitled to compensation pursuant to worker’s compensation law;
(d) From the date Employee executed the Transition and Separation Agreement through the date Employee executes this Release, Employee has not made any disparaging comments about the Company, nor will Employee do so in the future;
(e) Employee has not initiated any adversarial proceedings of any kind against the Company or against any other person or entity released herein, nor will Employee do so in the future with respect to any claims released hereby, except as specifically allowed by this Release; and

(f) Employee has brought to the attention of the Chief Compliance Officer all matters of which he gained personal knowledge in the course of his employment by the Company and that he would have reasonable grounds to believe are a violation of the Company’s compliance policies.
3.Continuing Obligations. Employee reaffirms his obligations under the Transition and Separation Agreement and under the Confidential Information Agreement (as defined in the Transition and Separation Agreement).
4.Cooperation with the Company. Employee reaffirms his obligations to cooperate with the Company pursuant to Section 16 of the Transition and Separation Agreement.
5.Severability. The provisions of this Release are severable. If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.
6.Choice of Law. This Release shall in all respects be governed and construed in accordance with the laws of the Commonwealth of Massachusetts, including all matters of construction, validity and performance, without regard to conflicts of law principles.
7.Integration Clause. This Release and the Transition and Separation Agreement, the Confidential Information Agreement, the agreements evidencing Employee’s equity awards (as deemed amended by the Transition and Separation Agreement) contain the Parties’ entire agreement with regard to the transition and separation of Employee’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written, including without limitation, the Prior Agreement (as defined in the Transition and Separation Agreement). This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and the President & Chief Employee Officer of the Company.
8.Execution in Counterparts. This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document. Facsimile signatures shall have the same force and effectiveness as original signatures.
9.Intent to be Bound. The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.
IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

EMPLOYEE	ARDELYX, INC.

TO BE SIGNED AFTER THE RESIGNATION DATE	TO BE SIGNED AFTER THE RESIGNATION DATE
David P. Rosenbaum, Ph.D	By: Mike Raab
Title: President & CEO

Date:	Date: